CONSENT OF CERTIFIED PUBLIC ACCOUNTANT



         The undersigned, Thomas P. Monahan, the certified public accountant who audited the financial statements of PPA Technologies, Inc. for the years ending June 30, 1996 and 1997, hereby consents to the use of his accountant's report, and related statements in the registration statement of PPA Technologies, Inc. filed herewith.



                                                          /S/ Thomas P. Monahan
                                                       Thomas P. Monahan, C.P.A.